STANDEX INTERNATIONAL CORPORATION POWER OF ATTORNEY

Know all by these presents, that the undersigned, director or officer, or both, of Standex International Corporation, a Delaware corporation (the "Company"), hereby constitutes and appoints Esther Zolotova or Kristine L. Ouimet, each signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Company, Forms 3, 4 and/or 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Forms 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and power herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities of the Company unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of August, 2026.

/s/ R. Colby Slaughter

United States of America
State of New Hampshire
County of Rockingham

On this 12th day of August, 2026, before me, the undersigned Notary Public, personally appeared R. Colby Slaughter, proved to me through satisfactory evidence of identification, which consisted of my own personal knowledge of the identity of the signatory, to be the person whose name is signed above, and acknowledged to me that he executed and delivered the foregoing Power of Attorney voluntarily for its stated purpose.

/s/ Rachel M. Gagnon
Notary Public
My commission Expires: July 27, 2027